Exhibit 99

FOR IMMEDIATE RELEASE

Media Contact	Investor Contact
Sharon Rothwell	Maria Duey
Vice President — Corporate Affairs	Vice President — Investor Relations
313.792.6028	313.792.5500
sharon_rothwell@mascohq.com	maria_duey@mascohq.com
MASCO CORPORATION REPORTS FIRST QUARTER RESULTS
First Quarter 2008
•	Net sales from continuing operations declined 13 percent to $2.4 billion.

•	Income from continuing operations was $24 million or $.07 per common share.

•	The Company returned $184 million to shareholders through share repurchases and dividends.

•	The Company had over $600 million of cash at March 31, 2008.
Taylor, Mich., (April 29, 2008) — Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the quarter ended March 31, 2008 declined 13 percent to $2.4 billion compared with $2.8 billion for the first quarter of 2007. North American sales declined 16 percent and International sales increased one percent. In local currencies, International sales declined eight percent compared with the first quarter of 2007.
Income from continuing operations was $24 million or $.07 per common share and $137 million or $.35 per common share in the first quarters of 2008 and 2007, respectively.
The first quarter of 2008 results were adversely affected by significantly lower sales volume to the new home construction market and a continued decline in consumer spending for home improvement products.
The first quarter of 2008 results included non-cash impairment charges for financial investments of $26 million pre-tax ($.05 per common share, after tax), currency losses of $10 million pre-tax ($.02 per common share, after tax) and the negative impact of a higher tax rate of $.03 per common share. In aggregate, these items reduced the first quarter of 2008 earnings by $.10 per common share.
The first quarter of 2007 results benefited from net gains related to financial investments of $22 million pre-tax ($.04 per common share, after tax).

1

As previously disclosed, in the first quarter of 2008, the Company determined that several European business units are not core to the Company’s long-term growth strategy and accordingly, embarked on a plan of disposition. The dispositions are expected to be completed within the next twelve months.
The Company has been focused on the rationalization of its businesses, including sourcing programs, business consolidations, plant closures, headcount reductions and other initiatives. During the first quarters of 2008 and 2007, the Company incurred costs and charges of $9 million pre-tax ($.02 per common share, after tax) and $25 million pre-tax ($.04 per common share, after tax), respectively, related to these initiatives. Since late 2006, the Company has aggressively reduced its cost structure including closing 11 manufacturing facilities, reducing headcount by 15,000 (which exceeds 25 percent of North American headcount) and reducing installation branches by over 20 percent.
Business conditions remain difficult in a number of the Company’s markets. The Company continues to estimate that 2008 housing starts will decline an additional 25 to 33 percent, to a range of 900,000 to one million units, compared to 1.3 million units in 2007. (In the first quarter of 2008, housing starts declined 30 percent). While the Company’s view on housing starts for 2008 has not changed since it developed its earnings guidance earlier this year, the Company currently believes that consumer spending for home improvement products and demand for certain of the Company’s International products will be weaker than originally anticipated. As a result, the Company currently estimates that its 2008 percentage sales decline will be low-double digits to mid-teens compared to 2007. The Company’s previous guidance estimated that its 2008 percentage sales decline would be high-single to low-double digits.
While forecasting future business conditions in the current uncertain economic environment remains challenging, the Company currently believes that 2008 earnings will be in a range of $.50 to $.65 per common share. This compares to the Company’s previous guidance of $.85 to $1.15 per common share. The Company estimates that free cash flow (cash from operations, after capital expenditures and before dividends) will continue to be strong and approximate $640 million, compared to its previous estimate of $700 million.
The Company’s revised guidance also reflects increasingly competitive market conditions for its services and products and increasing costs for freight and logistics and for certain commodities, including metals and commodities impacted by energy costs.
The Company’s revised guidance includes the Company’s estimate that its full-year tax rate will approximate 48 to 49 percent (due to the U.S. tax on the anticipated repatriation of low-taxed foreign earnings to utilize favorable provisions of the U.S. tax law) which, compared to the Company’s normalized tax rate of approximately 36 percent, will reduce earnings by approximately $.17 per common share. The Company’s original guidance estimated that the 2008 full-year tax rate would approximate 42 to 43 percent and reduce earnings by $.11 per common share compared to the Company’s normalized tax rate. The increase in the estimated 2008 tax rate reflects a decrease in the Company’s projected 2008 pre-tax income from continuing operations. The Company estimates that its tax rate on income from continuing operations for 2009 will approximate 35 to 36 percent.

2

The Company’s revised guidance includes: the first quarter of 2008 impairment charges for financial investments and currency losses; the impact of discontinued operations; and the benefit of the first quarter 2008 share repurchases. These items, together with the expected increase in the tax rate, decrease full-year estimated earnings by approximately $.27 per common share, net. (Relative to these items, the Company’s original guidance reflected that earnings would be reduced by $.11 per common share, based on the expectation that the full-year tax rate would increase to 42 to 43 percent).
Although the Company expects market conditions in its industry, over the next several quarters, to be very challenging, the Company is confident that the long-term fundamentals for the new home construction and home improvement products markets are positive. The Company believes that its current strategy of dividend increases and share repurchases, concentrating on organic growth, improving returns and generating superior cash flow, together with the leveraging of the combined market strength of its retail service, distribution and installation capabilities, brands and scale, will allow Masco to continue to drive long-term growth and value for its shareholders.
Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of home improvement and building products, as well as a leading provider of services that include the installation of insulation and other building products.
A conference call regarding items contained in this release is scheduled for Tuesday, April 29, 2008 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 312-1226 (confirmation #4316668). The conference call will be webcast simultaneously on the Company’s website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco’s website or by phone by dialing (719) 457-0820 (replay access code #4316668) approximately two hours after the end of the call and will continue through May 6, 2008.
Masco Corporation’s press releases and other information are available through the Company’s toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco’s website at www.masco.com.
# # #
Statements contained herein that reflect the Company’s views about its future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s results may differ materially from the results discussed in such forward-looking statements. For an explanation of various factors that may affect our performance, refer to our most recent Annual Report on Form 10-K (particularly the “Risk Factors” section) and to any subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company believes that certain non-GAAP performance measures and ratios that may be contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

3

MASCO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For the Three Months Ended March 31, 2008 and 2007
(In Millions, Except Per Common Share Data)

	Three Months Ended
	March 31,
	2008	2007
Net sales	$2,446	$2,803
Cost of sales	1,818	2,067

Gross profit	628	736
Selling, general and administrative expenses	468	484

Operating profit	160	252
Other income (expense), net	(84)	(21)

Income from continuing operations before income taxes and minority interest	76	231
Income taxes	40	85

Income from continuing operations before minority interest	36	146
Minority interest	12	9

Income from continuing operations	24	137
(Loss) income from discontinued operations, net	(22)	6

Net income	$2	$143

Earnings per common share (diluted):
Income from continuing operations	$0.07	$0.35
(Loss) income from discontinued operations, net	(0.06)	0.02

Net income	$0.01	$0.37

Average diluted common shares outstanding	356	388

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
As previously disclosed, in the first quarter of 2008, the Company determined that several European business units are not core to the Company’s long-term growth strategy and, accordingly, embarked on a plan of disposition. The dispositions are expected to be completed within the next twelve months.
In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company has accounted for the 2008 business units held for sale and the 2007 disposition of a European business unit as discontinued operations.
First Quarter 2008
•	Net sales from continuing operations declined 13 percent, with North American sales declining 16 percent and International sales increasing one percent. In local currencies, International sales declined eight percent compared with the first quarter of 2007.
•	Key retailer sales from continuing operations decreased ten percent in the 2008 first quarter compared with a decline of two percent in the 2007 first quarter and a decline of five percent in the 2007 fourth quarter.
•	Sales changes by segment in the first quarter of 2008 versus the first quarter of 2007 were:
•	Cabinets and Related Products sales declined 14 percent;

•	Plumbing Products sales declined three percent;

•	Installation and Other Services sales declined 24 percent;

•	Decorative Architectural Products sales declined 10 percent; and

•	Other Specialty Products sales declined 22 percent.
•	The first quarter of 2008 results were adversely affected by significantly lower sales volume to the new home construction market and a continued decline in consumer spending for home improvement products.
(more)

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
First Quarter 2008 (continued)
•	The Company has been focused on the rationalization of its businesses, including sourcing programs, business consolidations, plant closures, headcount reductions and other initiatives. During the first quarters of 2008 and 2007, the Company incurred costs and charges of $9 million pre-tax ($.02 per common share, after tax) and $25 million pre-tax ($.04 per common share, after tax), respectively, related to these initiatives. Since late 2006, the Company has aggressively reduced its cost structure including closing 11 manufacturing facilities, reducing headcount by 15,000 (which exceeds 25 percent of North American headcount) and reducing installation branches by over 20 percent.
•	Results included non-cash impairment charges for financial investments of $26 million pre-tax ($.05 per common share, after tax) and currency losses of $10 million pre-tax ($.02 per common share, after tax) in the first quarter of 2008. The first quarter of 2008 results also included the negative impact of a higher tax rate (53 percent in the first quarter of 2008 compared to 37 percent in the first quarter of 2007) of $.03 per common share. In aggregate, these items reduced the first quarter of 2008 earnings by $.10 per common share.
•	Results benefited from net gains related to financial investments of $22 million pre-tax ($.04 per common share, after tax) in the first quarter of 2007.
•	Income from continuing operations was $24 million or $.07 per common share and $137 million or $.35 per common share in the first quarters of 2008 and 2007, respectively.
•	Net income in the first quarter of 2008 was $2 million or $.01 per common share, including loss from discontinued operations, net, of $22 million. Net income in the first quarter of 2007 was $143 million or $.37 per common share, including income from discontinued operations, net, of $6 million.
•	The Company reviews its business portfolio on an ongoing basis as part of its corporate strategic planning and, as previously disclosed, has determined that several of its European business units are not core to the Company’s long-term growth strategy and, accordingly, has embarked on a plan of disposition. These business units had combined 2007 net sales in excess of $235 million and aggregate operating profit of $13 million (excluding an impairment charge for goodwill of $108 million). The Company expects proceeds from the dispositions to exceed $140 million. The dispositions are expected to be completed within the next twelve months.
(more)

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
First Quarter 2008 (continued)
•	In the first quarter of 2008, the Company recognized a charge for discontinued operations expected to be sold at a loss of $49 million pre-tax ($.08 per common share, after tax), included in (loss) from discontinued operations. Any gains resulting from the disposition of individual business units will be recognized as such transactions are completed.
•	Gross margins were 25.7 percent in the first quarter of 2008 compared with 26.3 percent in the first quarter of 2007. Operating profit margins were 6.5 percent in the first quarter of 2008 compared with 9.0 percent in the first quarter of 2007. Operating profit margins in the first quarter of 2008 were negatively affected by lower sales volumes and increasing costs for certain commodities, including metals and commodities impacted by energy costs.
•	SG&A expenses as a percent of sales, including general corporate expense, were 19.1 percent in the 2008 first quarter compared with 17.3 percent in the 2007 first quarter, reflecting lower sales volume, as well as increased bad debt expense, principally related to the new home construction market.
•	General corporate expense was 1.8 percent of sales in both the first quarters of 2008 and 2007.
•	Accounts receivable days at the end of both the first quarters of 2008 and 2007 were 52 days.
•	Inventory days at the end of the first quarter were 51 days compared with 50 days a year ago.
•	Accounts payable days at the end of the first quarter were 44 days compared with 42 days a year ago.
•	Working capital at March 31, 2008 (defined as accounts receivable and inventories less accounts payable) was 17.3 percent of the last twelve months’ sales compared with 17.4 percent a year earlier.
(more)

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
First Quarter 2008 (continued)
•	For the twelve months ended March 31, 2008 and 2007, return on invested capital (as reported) was 8.5 percent and 8.8 percent, respectively. For the twelve months ended March 31, 2008 and 2007, return on invested capital (as reconciled) was 9.2 percent and 11.3 percent, respectively. While the Company remains committed to the continued improvement in its ROIC, recent macro business trends have resulted in a reduction in operating profit over the last several quarters, which has negatively impacted ROIC. The Company continues to believe that it will achieve its long-term ROIC goal of 18 percent and will provide guidance as to the timing when there is more clarity in the recovery of the housing market.
•	The Company’s tax rate was 53 percent in the first quarter of 2008 compared to 37 percent in the comparable period of the prior year. The Company anticipates that its tax rate on income from continuing operations for 2008 will approximate 48 to 49 percent. The increase in the expected tax rate for 2008 is primarily due to the U.S. tax on anticipated dividend distributions of low-taxed foreign earnings. These dividends are being distributed to utilize the favorable provisions of the U.S. income tax law that are scheduled to expire at December 31, 2008. The Company estimates that its tax rate on income from continuing operations for 2009 will approximate 35 to 36 percent.
•	At the end of the quarter, the Company had a strong balance sheet with over $600 million of cash and $2 billion in unused bank lines.
•	Debt as a percent of total capitalization was 51 percent at both March 31, 2008 and 2007.
•	During the quarter, the Company repurchased five million shares of Company common stock.
•	The Company’s diluted common shares for purposes of calculating earnings per common share were 356 million for the first quarter of 2008 compared with 388 million for the first quarter of 2007.
(more)

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
First Quarter 2008 (concluded)
•	The Company expects to continue its current strategy of returning $1 billion annually to shareholders, on average, through share repurchases and dividends as part of its ongoing commitment to value creation. As previously mentioned, management expects to recommend to Masco’s Board of Directors later this year that we increase Masco’s dividend for the 50th consecutive year! This reflects our current expectation, from a macro standpoint, that the decline in new home construction and the home improvement products markets will bottom in 2008 and at least modestly improve in 2009. In the first quarter of 2008, the Company returned $184 million to shareholders through share repurchases (five million common shares) and dividends. Given the current operating environment, however, 2008 dividends and share repurchases may not aggregate $1 billion.

The Company has returned over $6 billion to shareholders over the last five calendar years, including the repurchase of 157 million common shares and dividends.
Outlook for 2008
•	Business conditions remain difficult in a number of the Company’s markets. The Company continues to estimate that 2008 housing starts will decline an additional 25 to 33 percent, to a range of 900,000 to one million units, compared to 1.3 million units in 2007. (In the first quarter of 2008, housing starts declined 30 percent). While the Company’s view on housing starts for 2008 has not changed since it developed its earnings guidance earlier this year, the Company currently believes that consumer spending for home improvement products and demand for certain of the Company’s International products will be weaker than originally anticipated. (In the first quarter of 2008, the Company’s sales to its key retail customers declined by ten percent and its International sales declined eight percent in local currencies.) As a result, the Company currently estimates that its 2008 percentage sales decline will be low-double digits to mid-teens compared to 2007. The Company’s previous guidance estimated that its 2008 percentage sales decline would be high-single to low-double digits.
•	While forecasting future business conditions in the current uncertain economic environment remains challenging, the Company currently believes that 2008 earnings will be in a range of $.50 to $.65 per common share. This compares to the Company’s previous guidance of $.85 to $1.15 per common share. The Company estimates that free cash flow (cash from operations, after capital expenditures and before dividends) will continue to be strong and approximate $640 million, compared to its previous estimate of $700 million.
(more)

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Outlook for 2008 (concluded)
•	The Company’s revised guidance also reflects increasingly competitive market conditions for its services and products and increasing costs for freight and logistics and for certain commodities, including metals and commodities impacted by energy costs.
•	The Company’s revised guidance also estimates that its full-year tax rate will approximate 48 to 49 percent (due to the U.S. tax on the anticipated repatriation of low-taxed foreign earnings to utilize favorable provisions of the U.S. tax law) which, compared to the Company’s normalized tax rate of approximately 36 percent, will reduce earnings by approximately $.17 per common share. The Company’s original guidance estimated that the 2008 full-year tax rate would approximate 42 to 43 percent and reduce earnings by $.11 per common share compared to the Company’s normalized tax rate. The increase in the estimated 2008 tax rate reflects a decrease in the Company’s projected 2008 pre-tax income from continuing operations. The Company estimates that its tax rate on income from continuing operations for 2009 will approximate 35 to 36 percent.
•	The Company’s revised guidance includes: the first quarter of 2008 impairment charges for financial investments and currency losses; the impact of discontinued operations; and the benefit of the first quarter 2008 share repurchases. These items, together with the expected increase in the tax rate, decrease full-year estimated earnings by approximately $.27 per common share, net. (Relative to these items, the Company’s original guidance reflected that earnings would be reduced by $.11 per common share, based on the expectation that the full-year tax rate would increase to 42 to 43 percent).
•	Although the Company expects market conditions in its industry, over the next several quarters, to be very challenging, the Company is confident that the long-term fundamentals for the new home construction and home improvement products markets are positive. The Company believes that its current strategy of dividend increases and share repurchases, concentrating on organic growth, improving returns and generating superior cash flow, together with the leveraging of the combined market strength of its retail service, distribution and installation capabilities, brands and scale, will allow Masco to continue to drive long-term growth and value for its shareholders.
•	Based on the current market price for the Company’s common stock, diluted common shares for the computation of earnings per common share at April 1, 2008 were 354 million. This excludes the impact of any April 2008 repurchases of common stock.
# # #

Statements contained herein that reflect the Company’s views about its future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s results may differ materially from the results discussed in such forward-looking statements. For an explanation of various factors that may affect our performance, refer to our most recent Annual Report on Form 10-K (particularly the “Risk Factors” section) and to any subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company believes that certain non-GAAP performance measures and ratios that may be contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

MASCO CORPORATION — 1st Quarter 2008
Page
1	Condensed Consolidated Statements of Operations — 2008 & 2007 by Quarter — Unaudited

2	Notes to Condensed Consolidated Statements of Operations — 2008 & 2007 by Quarter — Unaudited

3	Sales by Segment and Geographic Area — Three Months Ended March 31, 2008 & 2007 — Unaudited

4	2008 Quarterly Segment Data Excluding Costs and Charges for Business Rationalizations and Other Initiatives — Unaudited

5	2008 Quarterly Segment Data Including Costs and Charges for Business Rationalizations and Other Initiatives — Unaudited

6	2007 Quarterly Segment Data Excluding Net Costs and Charges for Business Rationalizations and Other Initiatives and Impairment Charges for Goodwill and Other Intangible Assets — Unaudited

7	2007 Quarterly Segment Data Including Net Costs and Charges for Business Rationalizations and Other Initiatives and Impairment Charges for Goodwill and Other Intangible Assets — Unaudited

8	Other Income (Expense), Net — 2008 & 2007 by Quarter — Unaudited

9	Condensed Consolidated Statements of Income — Three Months Ended March 31, 2008 & 2007 — Unaudited

10	Condensed Consolidated Balance Sheets — Unaudited

11	Discontinued Operations — Unaudited

GAAP Reconciliations:

12	Sales Growth Excluding the Effect of Acquisitions and Currency Translation — Unaudited

13	Operating Profit and Margins — Unaudited

14	Operating Profit and Shareholders’ Equity — Unaudited

MASCO CORPORATION
Condensed Consolidated Statements of Operations
2008 & 2007 — by Quarter — Unaudited
(dollars in millions, except per share data)

	2008					2007
	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- North America					$1,893	$9,271	$2,048	$2,417	$2,548	$2,258
- International, principally Europe					553	2,261	587	588	541	545

- Consolidated					2,446	11,532	2,635	3,005	3,089	2,803

Cost of Sales					1,818	8,380	1,960	2,155	2,198	2,067

Gross Profit					628	3,152	675	850	891	736
(Gross Margin as a % of Sales)					25.7%	27.3%	25.6%	28.3%	28.8%	26.3%

S,G&A Expense (before GCE & (Gain) on Sale of Corporate Fixed Assets)					425	1,806	449	435	486	436
(S,G&A Expense as a % of Sales)					17.4%	15.7%	17.0%	14.5%	15.7%	15.6%

Operating Profit (before GCE, (Gain) on Sale of Corporate Fixed Assets & Impairment Charges for Goodwill and Other Intangible Assets)					203	1,346	226	415	405	300

(Operating Margin as a % of Sales)					8.3%	11.7%	8.6%	13.8%	13.1%	10.7%

- North America					149	1,008	60	346	360	242
(Margin as a % of Sales)					7.9%	10.9%	2.9%	14.3%	14.1%	10.7%
- International, principally Europe					54	219	47	69	45	58
(Margin as a % of Sales)					9.8%	9.7%	8.0%	11.7%	8.3%	10.6%

General Corporate Expense (GCE), Net					43	181	37	44	49	51

S,G&A Expense as a % of Sales (Including GCE & (Gain) on Sale of Corporate Fixed Assets)					19.1%	17.2%	18.4%	15.9%	17.2%	17.3%

(Gain) on Sale of Corporate Fixed Assets, Net					—	(8)	—	—	(5)	(3)

Impairment Charges for Goodwill and Other Intangible Assets					—	119	119	—	—	—

Operating Profit per F/S					$160	$1,054	$70	$371	$361	$252

Earnings (Loss) per Common Share (Diluted):

Income (Loss) from Continuing Operations					$0.07	$1.32	$(0.09)	$0.56	$0.49	$0.35

(Loss) Income from Discontinued Operations, Net					(0.06)	(0.29)	(0.33)	—	0.02	0.02

Net Income (Loss)					$0.01	$1.03	$(0.42)	$0.56	$0.51	$0.37

Please see page 2 for Notes.

MASCO CORPORATION
Notes to Condensed Consolidated Statements of Operations
2008 & 2007 — by Quarter — Unaudited
Notes:
–	Operating results for the first quarter of 2008 include costs and charges related to business rationalizations and other initiatives of $9 million pre-tax ($.02 per common share, after tax).

–	Income from continuing operations for the first quarter of 2008 includes non-cash impairment charges for financial investments of $26 million pre-tax ($.05 per common share, after tax).

–	Loss from discontinued operations for the first quarter of 2008 includes a non-cash charge for those business units that are expected to be divested at a loss of $49 million pre-tax ($.08 per common share, after tax).

–	Operating results for the fourth quarter of 2007 include non-cash impairment charges for goodwill and other intangible assets of $119 million pre-tax ($.28 per common share, after tax).

–	Operating results for the first, second, third and fourth quarters of 2007 include costs and charges related to business rationalizations and other initiatives of $25 million pre-tax ($.04 per common share, after tax), $23 million pre-tax ($.04 per common share, after tax), $12 million pre-tax ($.02 per common share, after tax, net of an $8 million gain from the sale of fixed assets) and $19 million pre-tax ($.03 per common share, after tax), respectively.

–	Income from continuing operations for the second and third quarters of 2007 includes non-cash impairment charges for financial investments of $10 million pre-tax ($.02 per common share, after tax) and $12 million pre-tax ($.02 per common share, after tax), respectively.

–	Income from continuing operations for the first, second, third and fourth quarters of 2007 includes income related to financial investments of $22 million pre-tax ($.04 per common share, after tax), $7 million pre-tax ($.01 per common share, after tax), $11 million pre-tax ($.02 per common share, after tax) and $3 million pre-tax ($.01 per common share, after tax), respectively.

–	Loss from discontinued operations for the fourth quarter of 2007 includes a non-cash impairment charge for goodwill of $108 million pre-tax ($.30 per common share, after tax).

–	Per common share amounts for the four quarters of 2007 do not total to the per common share amounts for the year, primarily due to the timing of common stock transactions.

MASCO CORPORATION
Sales by Segment and Geographic Area
Three Months Ended March 31, 2008 & 2007 — Unaudited
(dollars in millions)

	Three Months Ended		1st Qtr '08
	March 31,		vs.
	2008	2007	1st Qtr '07
Cabinets and Related Products	$596	$691	- 14%
Plumbing Products	817	838	- 3%
Installation and Other Services	486	638	- 24%
Decorative Architectural Products	379	420	- 10%
Other Specialty Products	168	216	- 22%

Total	$2,446	$2,803	- 13%

North America	$1,893	$2,258	- 16%
International, principally Europe	553	545	+ 1%

Total, as above	$2,446	$2,803	- 13%

Notes:
–	Data exclude discontinued operations.

–	Excluding acquisitions, consolidated net sales decreased 14 percent, North American net sales decreased 18 percent and International net sales increased one percent compared with the first quarter of 2007 (please see page 12 for the GAAP reconciliation).

–	International net sales in local currencies decreased eight percent compared with the first quarter of 2007 (please see page 12 for the GAAP reconciliation).

MASCO CORPORATION
Quarterly Segment Data — 2008
Excluding Costs & Charges for Business Rationalizations and Other Initiatives
(dollars in millions)

	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- Cabinets and Related Products					$596
- Plumbing Products					817
- Installation and Other Services					486
- Decorative Architectural Products					379
- Other Specialty Products					168

- Total					$2,446

- North America					$1,893
- International, principally Europe					553

- Total, as above					$2,446

Operating Profit:
- Cabinets and Related Products					$29
- Plumbing Products					102
- Installation and Other Services					(1)
- Decorative Architectural Products					74
- Other Specialty Products					8

- Total					$212

- North America					$157
- International, principally Europe					55

- Total, as above					$212

General Corporate Expense (GCE), Net					43

(Gain) on Sale of Corporate Fixed Assets, Net					—

Operating Profit (after GCE and Adjustments)					169

Other Income (Expense), Net					(84)

Income from Continuing Operations before Income Taxes and Minority Interest					$85

Margins:
- Cabinets and Related Products					4.9%
- Plumbing Products					12.5%
- Installation and Other Services					-0.2%
- Decorative Architectural Products					19.5%
- Other Specialty Products					4.8%
- Total					8.7%

- North America					8.3%
- International, principally Europe					9.9%
- Total, as above					8.7%
Notes:
–	Data exclude discontinued operations.

–	Operating profit and margins by segment and geographic area are before general corporate expense and (gain) on sale of Corporate fixed assets.

–	Operating profit margins for the first quarter of 2008 exclude costs and charges of $9 million pre-tax for business rationalizations and other initiatives as follows: Cabinets and Related Products ($1 million), Plumbing Products ($3 million) and Installation and Other Services ($5 million).

MASCO CORPORATION
Quarterly Segment Data — 2008
Including Costs & Charges for Business Rationalizations and Other Initiatives
(dollars in millions)

	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- Cabinets and Related Products					$596
- Plumbing Products					817
- Installation and Other Services					486
- Decorative Architectural Products					379
- Other Specialty Products					168

- Total					$2,446

- North America					$1,893
- International, principally Europe					553

- Total, as above					$2,446

Operating Profit:
- Cabinets and Related Products					$28
- Plumbing Products					99
- Installation and Other Services					(6)
- Decorative Architectural Products					74
- Other Specialty Products					8

- Total					$203

- North America					$149
- International, principally Europe					54

- Total, as above					$203

General Corporate Expense (GCE), Net					43

(Gain) on Sale of Corporate Fixed Assets, Net					—

Operating Profit (after GCE and Adjustments)					160

Other Income (Expense), Net					(84)

Income from Continuing Operations before Income Taxes and Minority Interest					$76

Margins:
- Cabinets and Related Products					4.7%
- Plumbing Products					12.1%
- Installation and Other Services					-1.2%
- Decorative Architectural Products					19.5%
- Other Specialty Products					4.8%
- Total					8.3%

- North America					7.9%
- International, principally Europe					9.8%
- Total, as above					8.3%
Notes:
–	Data exclude discontinued operations.

–	Operating profit and margins by segment and geographic area are before general corporate expense and (gain) on sale of Corporate fixed assets.

–	Operating profit margins for the first quarter of 2008 include costs and charges of $9 million pre-tax for business rationalizations and other initiatives as follows: Cabinets and Related Products ($1 million), Plumbing Products ($3 million) and Installation and Other Services ($5 million).

MASCO CORPORATION
Quarterly Segment Data — 2007
Excluding Net Costs & Charges for BusinessRationalizations and Other Initiatives
and Impairment Charges for Goodwill and Other Intangible Assets — Unaudited
(dollars in millions)

	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- Cabinets and Related Products	$2,829	$665	$736	$737	$691
- Plumbing Products	3,391	819	865	869	838
- Installation and Other Services	2,615	589	689	699	638
- Decorative Architectural Products	1,768	347	467	534	420
- Other Specialty Products	929	215	248	250	216

- Total	$11,532	$2,635	$3,005	$3,089	$2,803

- North America	$9,271	$2,048	$2,417	$2,548	$2,258
- International, principally Europe	2,261	587	588	541	545

- Total, as above	$11,532	$2,635	$3,005	$3,089	$2,803

Operating Profit:
- Cabinets and Related Products	$368	$71	$108	$107	$82
- Plumbing Products	349	66	103	97	83
- Installation and Other Services	197	34	65	62	36
- Decorative Architectural Products	385	62	114	116	93
- Other Specialty Products	119	12	36	42	29

- Total	$1,418	$245	$426	$424	$323

- North America	$1,122	$126	$356	$377	$263
- International, principally Europe	227	50	70	47	60

- Total, as above	$1,349	$176	$426	$424	$323

General Corporate Expense (GCE), Net	174	37	43	45	49

(Gain) on Sale of Corporate Fixed Assets, Net	(8)	—	—	(5)	(3)

Operating Profit (after GCE and Adjustments)	1,183	139	383	384	277

Other Income (Expense), Net	(188)	(58)	(45)	(64)	(21)

Income from Continuing Operations before Income Taxes and Minority Interest	$995	$81	$338	$320	$256

Margins:
- Cabinets and Related Products	13.0%	10.7%	14.7%	14.5%	11.9%
- Plumbing Products	10.3%	8.1%	11.9%	11.2%	9.9%
- Installation and Other Services	7.5%	5.8%	9.4%	8.9%	5.6%
- Decorative Architectural Products	21.8%	17.9%	24.4%	21.7%	22.1%
- Other Specialty Products	12.8%	5.6%	14.5%	16.8%	13.4%
- Total	12.3%	9.3%	14.2%	13.7%	11.5%

- North America	12.1%	6.2%	14.7%	14.8%	11.6%
- International, principally Europe	10.0%	8.5%	11.9%	8.7%	11.0%
- Total, as above	11.7%	6.7%	14.2%	13.7%	11.5%
Notes:
–	Data exclude discontinued operations.

–	Operating profit and margins by segment and geographic area are before general corporate expense and (gain) on sale of Corporate fixed assets.

–	Operating profit margins for the fourth quarter of 2007 exclude $119 million of impairment charges for goodwill and other intangible assets as follows: Plumbing Products ($69 million) and Other Specialty Products ($50 million).

–	Operating profit margins for the fourth quarter of 2007 exclude costs and charges of $19 million pre-tax related business rationalizations and other initiatives as follows: Cabinets and Related Products ($8 million), Plumbing Products ($5 million) and Installation and Other Services ($6 million).

–	Operating profit margins for the third quarter of 2007 exclude net costs and charges of $12 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($3 million, net of an $8 million gain from the sale of fixed assets), Plumbing Products ($3 million), Installation and Other Services ($5 million), and GCE ($1 million).

–	Operating profit margins for the second quarter of 2007 exclude costs and charges of $23 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($11 million), Plumbing Products ($2 million), Installation and Other Services ($4 million), Decorative Architectural Products ($1 million), Other Specialty Products ($1 million) and GCE ($4 million).

–	Operating profit margins for the first quarter of 2007 exclude costs and charges of $25 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($10 million), Plumbing Products ($6 million), Installation and Other Services ($6 million), Other Specialty Products ($1 million) and GCE ($2 million).

MASCO CORPORATION
Quarterly Segment Data — 2007
Including Net Costs & Charges for Business Rationalizations and Other Initiatives
and Impairment Charges for Goodwill and Other Intangible Assets — Unaudited
(dollars in millions)

	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- Cabinets and Related Products	$2,829	$665	$736	$737	$691
- Plumbing Products	3,391	819	865	869	838
- Installation and Other Services	2,615	589	689	699	638
- Decorative Architectural Products	1,768	347	467	534	420
- Other Specialty Products	929	215	248	250	216

- Total	$11,532	$2,635	$3,005	$3,089	$2,803

- North America	$9,271	$2,048	$2,417	$2,548	$2,258
- International, principally Europe	2,261	587	588	541	545

- Total, as above	$11,532	$2,635	$3,005	$3,089	$2,803

Operating Profit (Loss):
- Cabinets and Related Products	$336	$63	$105	$96	$72
- Plumbing Products	264	(8)	100	95	77
- Installation and Other Services	176	28	60	58	30
- Decorative Architectural Products	384	62	114	115	93
- Other Specialty Products	67	(38)	36	41	28

- Total	$1,227	$107	$415	$405	$300

- North America	$1,008	$60	$346	$360	$242
- International, principally Europe	219	47	69	45	58

- Total, as above	$1,227	$107	$415	$405	$300

General Corporate Expense (GCE), Net	181	37	44	49	51

(Gain) on Sale of Corporate Fixed Assets, Net	(8)	—	—	(5)	(3)

Operating Profit (after GCE and Adjustments)	1,054	70	371	361	252

Other Income (Expense), Net	(188)	(58)	(45)	(64)	(21)

Income from Continuing Operations before Income Taxes and Minority Interest	$866	$12	$326	$297	$231

Margins:
- Cabinets and Related Products	11.9%	9.5%	14.3%	13.0%	10.4%
- Plumbing Products	7.8%	-1.0%	11.6%	10.9%	9.2%
- Installation and Other Services	6.7%	4.8%	8.7%	8.3%	4.7%
- Decorative Architectural Products	21.7%	17.9%	24.4%	21.5%	22.1%
- Other Specialty Products	7.2%	-17.7%	14.5%	16.4%	13.0%
- Total	10.6%	4.1%	13.8%	13.1%	10.7%

- North America	10.9%	2.9%	14.3%	14.1%	10.7%
- International, principally Europe	9.7%	8.0%	11.7%	8.3%	10.6%
- Total, as above	10.6%	4.1%	13.8%	13.1%	10.7%
Notes:
–	Data exclude discontinued operations.

–	Operating profit and margins by segment and geographic area are before general corporate expense and (gain) on sale of Corporate fixed assets.

–	Operating profit margins for the fourth quarter of 2007 include $119 million of impairment charges for goodwill and other intangible assets as follows: Plumbing Products ($69 million) and Other Specialty Products ($50 million).

–	Operating profit margins for the fourth quarter of 2007 include net costs and charges of $19 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($8 million), Plumbing Products ($5 million) and Installation and Other Services ($6 million).

–	Operating profit margins for the third quarter of 2007 include net costs and charges of $12 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($3 million, net of an $8 million gain from the sale of fixed assets), Plumbing Products ($3 million), Installation and Other Services ($5 million), and GCE ($1 million).

–	Operating profit margins for the second quarter of 2007 include costs and charges of $23 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($11 million), Plumbing Products ($2 million), Installation and Other Services ($4 million), Decorative Architectural Products ($1 million), Other Specialty Products ($1 million) and GCE ($4 million).

–	Operating profit margins for the first quarter of 2007 include costs and charges of $25 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($10 million), Plumbing Products ($6 million), Installation and Other Services ($6 million), Other Specialty Products ($1 million) and GCE ($2 million).

MASCO CORPORATION
Other Income (Expense), Net
2008 & 2007 — by Quarter — Unaudited
(in millions)

	2008					2007
	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Interest Expense					$(56)	$(258)	$(61)	$(65)	$(69)	$(63)
Income from Cash and Cash Investments					6	37	8	7	8	14
Other Interest Income					—	3	1	1	1	—
Realized (Losses) Gains from Financial Investments, Net					(3)	43	3	11	7	22
Dividend Income					—	6	—	—	1	5
Impairment Charges for Financial Investments					(26)	(22)	—	(12)	(10)	—
Other, Net					(5)	3	(9)	13	(2)	1

Total Other Income (Expense), Net					$(84)	$(188)	$(58)	$(45)	$(64)	$(21)

Notes:
–	Data exclude discontinued operations.

–	Other, net, includes currency losses of $10 million for the first quarter of 2008.

–	Other, net, includes currency gains (losses) of $3 million, $9 million and $(3) million for the second, third and fourth quarters of 2007, respectively.

\

MASCO CORPORATION
Condensed Consolidated Statements of Income
Three Months Ended March 31, 2008 & 2007 — Unaudited
(dollars and shares in millions, except per share data)

			Three Months Ended		As a Percent of Sales
		%	March 31,		Three Months Ended March 31,
Line		Change	2008	2007	2008	2007
1	Net Sales	-13%	$2,446	$2,803	100.0%	100.0%
2	Cost of Sales	-12%	1,818	2,067	74.3%	73.7%

3	Gross Profit	-15%	628	736	25.7%	26.3%

	Operating Profit
4	- Before GCE and (Gain) on Sale of Corporate Fixed Assets (3-8)	-32%	203	300	8.3%	10.7%
5	- After GCE and (Gain) on Sale of Corporate Fixed Assets (3-9)	-37%	160	252	6.5%	9.0%

	S,G&A Expense:
6	- General Corporate Expense (GCE)	-16%	43	51	1.8%	1.8%
7	- (Gain) on Sales of Corporate Fixed Assets, Net		—	(3)	0.0%	-0.1%
8	- All Other	-3%	425	436	17.4%	15.6%

9	- Total S,G&A Expense	-3%	468	484	19.1%	17.3%

10	Other Income (Expense), Net		(58)	(21)	-2.4%	-0.7%
11	Impairment Charges for Financial Investments		(26)	—	-1.1%	0.0%

12	Income from Continuing Operations before Income Taxes and Minority Interest (5+10+11)	-67%	76	231	3.1%	8.2%
13	Income Taxes	-53%	40	85	1.6%	3.0%
	(Tax Rate)		52.6%	36.8%

14	Income from Continuing Operations before Minority Interest	-75%	36	146	1.5%	5.2%
15	Minority Interest		(12)	(9)	-0.5%	-0.3%

16	Income from Continuing Operations	-82%	24	137	1.0%	4.9%
17	(Loss) Gain from Discontinued Operations, Net		(22)	6	-0.9%	0.2%

18	Net Income	-99%	$2	$143	0.1%	5.1%

	Earnings Per Common Share (Diluted):
	Income from Continuing Operations	-81%	$0.07	$0.35
	(Loss) Gain from Discontinued Operations, Net		(0.06)	0.02

	Net Income	-98%	$0.01	$0.37

	Average (Diluted) Common Shares	-8%	356	388

MASCO CORPORATION
Condensed Consolidated Balance Sheets — Unaudited
(in millions)

	March 31,	December 31,
	2008	2007
Assets
Current Assets:
Cash and Cash Investments	$630	$922
Receivables	1,541	1,405
Assets Held for Sale	112	—
Inventories	1,160	1,126
Prepaid Expenses and Other	345	355

Total Current Assets	3,788	3,808
Property and Equipment, Net	2,261	2,367
Goodwill	3,942	3,938
Other Intangible Assets, Net	321	323
Assets Held for Sale	113	—
Other Assets	464	471

Total Assets	$10,889	$10,907

Liabilities
Current Liabilities:
Accounts Payable	$768	$714
Liabilities Held for Sale	46	—
Notes Payable	117	122
Accrued Liabilities	932	1,072

Total Current Liabilities	1,863	1,908
Long-term Debt	3,996	3,966
Deferred Income Taxes and Other	1,038	1,008

Total Liabilities	6,897	6,882
Shareholders’ Equity	3,992	4,025

Total Liabilities and Shareholders’ Equity	$10,889	$10,907

MASCO CORPORATION
Discontinued Operations — Unaudited
(in millions)

	Three Months Ended
	March 31,
	2008	2007
Net Sales	$65	$78

Income from Discontinued Operations	$7	$5
Gain on Disposal of Discontinued Operations, Net	—	1
Impairment of assets held for sale	(49)	—

(Loss) Income before Income Tax	(42)	6
Income Tax Benefit	20	—

(Loss) Income from Discontinued Operations, Net	$(22)	$6

MASCO CORPORATION
GAAP Reconciliation of Sales Growth
Excluding the Effect of Acquisitions and Currency Translation — Unaudited
(in millions)

	Three Months Ended
	March 31,
	2008	2007
Consolidated Net Sales, As Reported	$2,446	$2,803
- Acquisitions	(33)	—

Consolidated Net Sales, Excluding Acquisitions	$2,413	$2,803

North American Net Sales, As Reported	$1,893	$2,258
- Acquisitions	(33)	—

North American Net Sales, Excluding Acquisitions	$1,860	$2,258

International Net Sales, As Reported	$553	$545
- Acquisitions	—	—

International Net Sales, Excluding Acquisitions	553	545
- Currency Translation	(53)	—

International Net Sales, Excluding Acquisitions and Currency Translation	$500	$545

Notes:
–	Data exclude discontinued operations.

–	The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

–	The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period’s exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

MASCO CORPORATION
GAAP Reconciliation of Operating Profit and Margins — Unaudited
(dollars in Millions)

	Three Months Ended March 31,
	2008		2007
	$	Margin	$	Margin
Operating Profit, As Reported	$160	6.5%	$252	9.0%
Business Rationalizations and Other Initiatives	9		25

Operating Profit, As Reconciled	$169	6.9%	$277	9.9%

Notes:
–	Data exclude discontinued operations.

–	The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

MASCO CORPORATION
GAAP Reconciliation of Operating Profit and Shareholders’ Equity — Unaudited
(in millions)

Twelve
Months Ended
March 31,
2008
Operating Profit, As Reported	$962
Impairment Charges for Goodwill and Other Intangible Assets, Continuing Operations	119

Operating Profit, As Reconciled	$1,081

	Twelve Months Ended
	March 31,
	2008	2007
Shareholders’ Equity, As Reported	$3,992	$4,261
Impairment Charges for Goodwill and Other Intangible Assets (after tax)	208	331
Income Regarding Litigation Settlement (after tax)	—	(1)

Shareholders’ Equity, As Reconciled	$4,200	$4,591

Notes:
–	Data exclude discontinued operations.

–	The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

–	This information is provided as detail for the calculation of return on invested capital (“ROIC”) which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders’ equity.